Exhibit 10.53

AMENDMENT TO PARTICIPATION AGREEMENT
[OCS-G 33640, SHIP SHOAL 121, OCS-G 33641, SHIP SHOAL 122, OCS-G 22701, SHIP SHOAL 134]

This Amendment dated as of June 30, 2012 and effective as of July 1, 2012 entered into by and between Republic Exploration LLC (“REX”), a Delaware limited liability company whose address is 3700 Buffalo Speedway, Suite 925, Houston, TX, 77098, and Contango Operators, Inc. (“COI”), a Delaware Corporation, whose address is 3700 Buffalo Speedway, Suite 960, Houston, TX, 77098. REX and COI are hereinafter each individually referred to as “Party” and collectively referred to as the “Parties”.

WITNESSETH:

WHEREAS, REX and COI entered into that certain Participation Agreement dated July 1, 2010 (hereinafter called “PA”) covering the following described oil and gas leases (hereinafter called “Lease”) to-wit:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 33640 dated effective July 1, 2010 from the United States of America, as Lessor, to Contango Operators, Inc., as Lessee, covering all of Block 121, Ship Shoal Area, OCS Leasing Map, Louisiana Map No. 5 containing 5,000 acres, more or less.

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 33641 dated effective July 1, 2010 from the United States of America, as Lessor, to Contango Operators, Inc., as Lessee, covering all of Block 122, Ship Shoal Area, OCS Leasing Map, Louisiana Map No. 5 containing 5,000 acres, more or less.

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 22701 dated effective July 1, 2001 from the United States of America, as Lessor, to Bois d’Arc Offshore Ltd, as Lessee, covering Ship Shoal Area, Block 134 insofar and only insofar as COI acquired deep rights between 12,000’ TVD and 99,999’ TVD in said lease in a purchase from Stone Energy Offshore, L.L.C., et al.

NOW, THEREFORE, in consideration of the premises and of the mutual benefits to be derived by the parties hereto, it s hereby agreed as follows:

The PA shall be amended by deleting Article 4.3, 4.4 and 6.7 in their entirety and replacing it with new Articles 1.16, 4.3, 4.4, 4.5 and 6.7 as follows:

1.16    Post Casing Point Payout shall be defined as that point in time when COI has recovered from the proceeds from the sale of oil and gas from the Test Well, after deducting applicable taxes and the Lessor’s royalty, 100% of the actual costs incurred by COI in completing, equipping, producing and operating the Test Well including the costs to complete for initial production of hydrocarbons, including setting production casing, perforating the casing, stimulating the well and conducting production tests, installing, as applicable, caissons, well protectors, platforms, flowlines, pipelines, production facilities and all other equipment and facilities necessary to obtain production of hydrocarbons from the Test Well. Post Casing Point Payout shall not include the costs to drill, test and evaluate the Test Well.

4.3    COI, as Operator, shall notify REX once Post Casing Point Payout has been reached with respect to the Test Well and within fifteen business days of receipt of COI’s Post Casing Point Payout notification, REX may elect to either (a) increase its interest in the Leases, and the Test Well, by an additional undivided 12.5% of 100%, being 12.5%, working interest (in addition to its Carried Interest) free and clear of all costs and expenses attributable to the Test Well prior to Post Casing Point Payout, or (b) retain its undivided 10% of 100% Carried Interest.
4.4    In the event the Test Well is drilled and plugged and abandoned as a dry hole REX will not have had the opportunity to make an election pursuant to 4.3 above to increase its interest in the leases by an additional 12.5% working interest. Therefore, REX shall have the opportunity to participate with 22.5% working interest on a ground floor basis, pursuant to elections made under the Operating Agreement discussed in Article V below, in any future proposals subsequent to the abandonment operations of the Test Well including but not limited to any additional drilling proposals. In the event the Test Well is successfully drilled and completed REX’s working interest in the Leases and the Test Well will be determined pursuant to its election in 4.3 above whereby REX would own either 10% working interest or 22.5% working interest.
4.5    In the event a well is proposed subsequent to the Initial Test Well but prior to Post Casing Point Payout, REX shall have the option to participate in said well with 22.5% working interest pursuant to the terms and conditions of the Operating Agreement discussed in Article V.
6.7     Tax Partnership The relationship of the Parties set forth in this Agreement shall be treated as a partnership for United States federal income tax purposes and be subject to all of the provisions of Subchapter “K”, Chapter 1, Subtitle “A” of the Internal Revenue Code, and if applicable, the tax laws of the State of Texas. The terms and provisions of the Tax Partnership Agreement attached as Exhibit “H” to the JOA shall apply to the relationship of the Parties under this Agreement. Except with respect to the Tax Partnership Agreement and the federal and state tax laws, it is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create, a mining or other partnership of any kind, joint venture or association, trust or other character of business entity recognizable in law for any purpose. Except with respect to the Tax Partnership Agreement and the federal and state laws, this Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant, or employee of any other Party for any purpose whatsoever, except as explicitly set forth in this Agreement. In either relation with each other under this Agreement, the Parties shall not be considered fiduciaries, except as may be expressly provided in this Agreement.

THIS AMENDMENT may be executed by signing the original or counterpart thereof. If this Amendment is executed in counterparts, all counterparts taken together shall have the same effect as if all parties had signed the same instrument.

CONTANGO OPERATORS, INC.

By:    /s/ SERGIO CASTRO
    Sergio Castro
Vice President

REPUBLIC EXPLORATION LLC

By:    /s/ JOHN W. BURKE
    John W. Burke
Executive Vice President